Exhibit 99.1

Horsehead and Shell Extend Option

PITTSBURGH--(BUSINESS WIRE)--December 26, 2012--Horsehead Holding Corp. (NASDAQ: ZINC), the parent company of Horsehead Corporation, INMETCO, and Zochem, Inc., announced today that its wholly-owned subsidiary, Horsehead Corporation, has signed an amendment to the Option & Purchase Agreement with Shell Chemical LP that extends by six months the period of time during which Shell can perform its evaluation of the Monaca site.

About Horsehead
Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, PA, employs approximately 1,150 people and currently has seven production and recycling facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Senior Vice President, 724-773-2212